Motor Sport Racing Questionnaire Supplement to Application for Life Insurance

Name of proposed Insured___________________________________________________________________________

Type of vehicle used in races:______________________________________   Engine displacement and horsepower:_____________________________
What is maximum speed attained?__________________________________   What is the average speed attained?_______________________________
Type of surface (dirt, paved, other):_________________________________   Type of fuel used:_____________________________________________
Purpose of racing:    ☐Amateur     ☐Professional     ☐Both (provide details)_____________________________________________________________
How many races did you enter in the last 12 months?___________    How many races do you contemplate in the next 12 months?__________________
Do you have affiliations with any racing organizations?______________________________________________________________________________
Date of last race:_____________________________________________

TYPE OF RACING
☐	ATV – All Terrain Vehicles/Sand or Dune Buggy
☐	ARCA – Automobile Racing Club of America
☐	ASC – American Stock Car Racing
☐	Formula Racing – GP2 Series Cars, Formula 1, Formula 3, Formula Ford, Formula Renault
☐	GT – Grand Touring
☐	IMSA – International Motor Sports Association: The American Lemans Series, IMSA Lites, Formula BMW USA, GT3 Cup, Star Mazda Championship, Panzo Racing Series, Atlanta Championship
☐	IRL – Indy Racing League: Indy Car Series, Firestone Indy Lights, U.S. F2000 National Championship
☐	Kart Racing
☐	Motorcycle Racing – all types
☐	NASCAR – Any Series
☐
NHRA – National Hot Rod Association: Professional – Top Fuel, Funny Car, Pro Stock, Pro Stock Motorcycles; Sportsman – Top Alcohol Dragsters, Top Alcohol Funny Cars, Comp, Super Stock, Stock, Super Comp, Super Gas, Super Street, Jr. Dragster, E.T. Brackets, Street Legal

☐	SCCA – Sports Car Club of America: Club Racing, Autocross, Road Rallying, Rally Championship, Professional Racing Series
☐	USAC – United States Automobile Club: Silver Crown Series, National Sprint Car Series, National Midget Series
☐	World of Outlaws – World of Outlaws Sprint Cars, World of Outlaws Late Model Series
☐	Snowmobile
☐	Motorboat or Powerboat Racing
☐	Racing not covered above (provide type and details)___________________________________________________

Do you abide by all safety rules and use all safety apparatus recommended or required by the governing body or association responsible for your racing activities?  ☐Yes  ☐No
Have you ever been convicted of or pleaded guilty to driving while intoxicated, driving under the influence, driving while impaired, or reckless driving?  ☐Yes  ☐No If Yes, provide details, including date and state of occurrence.
Have you ever had your driver’s license suspended or been required to attend an alcohol or drug awareness program ordered by the court?  ☐Yes  ☐No If Yes, provide details, including date and state of occurrence.
Have you ever had an accident during any racing activity?                                            ☐Yes  ☐No
Provide details:_______________________________________________

Remarks

By signing below you understand and agree that the information recorded above will form a part of the policy to which this Supplement is attached.
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
Proposed Insured’s signature:______________________________________________________________
Date:_________________________________________________________________________________
ICC17A188